Stockback Holdings, Inc.
                                   11 Broadway
                               New York, NY 10004



                              as of August 9, 2000


The Stockback Trust
11 Broadway
New York, NY  10004

                  Re: Subscription for the Purchase of Shares of Beneficial Interest of the Stockback Fund
Dear Sirs:

         The  undersigned   hereby  subscribes  to  purchase 25,000  shares  of
beneficial interest of the Stockback Fund, at a price of $10.00 per share, and agrees to pay upon demand in cash the amount of $250,000 for the Stockback Fund. The undersigned has no present intention of redeeming or reselling the shares.

                                         Very truly yours,

                                         Stockback Holdings, Inc.


                                         By:    /s/ C. Eric Peters
                                                ------------------
                                         Title:  Chief Operating Officer

                               THE STOCKBACK TRUST
                                   11 Broadway
                               New York, NY 10004

                              as of August 9, 2000

Stockback Holdings, Inc.
11 Broadway
New York, NY  10004

                  Re: Acceptance of Subscription for the Purchase of Shares of Beneficial Interest of the Stockback Fund
Dear Sirs:

         The Stockback Trust, on behalf of the Stockback Fund, hereby accepts your offer to purchase 25,000 shares of the Stockback Fund at a price of $10.00 per share for an aggregate purchase price of $250,000 for the Stockback Fund. This agreement is subject to the understanding that you have no present intention of selling or redeeming the shares so acquired.


                                           Sincerely,


                                           THE STOCKBACK TRUST


                                            By: /s/ Robert S. Feidelson
                                                -----------------------
                                                Chief Financial Officer


Accepted:         Stockback Holdings, Inc.


By:      /s/ C. Eric Peters
         Chief Operating Officer